Independent Auditors' Report




The Board of Trustees
Independence One Mutual Funds:

We have audited the accompanying statements of assets and liabilities of Independence One Equity Plus Fund, Independence One Small Cap Fund, Independence One International Equity Fund, Independence One U.S. Government Securities Fund and Independence One Fixed Income Fund, each portfolios of the Independence One Mutual Funds, including the portfolios of investments, as of April 30, 2002, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of April 30, 2002, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Independence One Equity Plus Fund, Independence One Small Cap Fund, Independence One International Equity Fund, Independence One U.S. Government Securities Fund and Independence One Fixed Income Fund as of April 30, 2002, and the results of their operations, the changes in their net assets, and their financial highlights for the periods indicated above in conformity with accounting principles generally accepted in the United States of America.


Boston Massachusetts
May 31, 2002